Exhibit 3.2

NAVIGATOR HOLDINGS LTD.

SECOND AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

The principal place of business of the Corporation shall be at such place or places as the directors shall from time to time determine. The Corporation may also have an office or offices at such other places within or without the Marshall Islands as the Board of Directors (the “Board”) may from time to time appoint or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of shareholders of the Corporation shall be held on such day and at such time and place within or without the Marshall Islands as the Board may determine, for the purpose of electing directors and for transacting such other business as may properly be brought before the meeting.

Section 2. Special Meetings. A special meeting of the shareholders may be called at any time by the Board. No other person or persons are permitted to call a special meeting. No business may be conducted at the special meeting other than such business as may be properly brought before the meeting. If the Chairman of the special meeting determines that business was not properly brought before the special meeting, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 3. Notice of Meetings. Notice of every annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law or the Articles of Incorporation, stating the date, time, place and purpose thereof shall be given personally or sent by mail, telegraph, cablegram, telex or teleprinter at least fifteen (15) but not more than sixty (60) days before such meeting, to each shareholder of record entitled to vote thereat and to each shareholder of record who, by reason of any action proposed at such meeting would be entitled to have his or her shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his, her or its address as the same appears on the record of shareholders of the Corporation or at such address as to which the shareholder has given notice to the Secretary. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior to the conclusion thereof the lack of notice to him or her.

Section 4. Adjournments. Whether or not a quorum shall be present, any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the meeting is adjourned for lack of quorum, notice of the new meeting shall be given to each shareholder of record entitled to vote at the meeting. If after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice in Section 3 of this Article II. The Board may postpone any meeting of shareholders or cancel any special meeting of shareholders by public announcement or disclosure prior to the time scheduled for the meeting.

Section 5. Quorum. At all meetings of shareholders, except as otherwise expressly provided by law or the Articles of Incorporation, there must be present either in person or by proxy shareholders of record holding at least a majority of the shares issued and outstanding and entitled to vote at such meetings in order to constitute a quorum, but if less than a quorum is present, a majority of those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present. Notwithstanding the previous sentence, at any meeting of shareholders at which the holders of any class of shares of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a different number of shares of such class shall be required by law or by the Articles of Incorporation.

Notwithstanding the foregoing, if a meeting of shareholders is adjourned for lack of quorum on two successive occasions, at the next and any subsequent adjournment of the meeting there must be present either in person or by proxy shareholders of record holding at least forty-percent (40%) of the issued and outstanding shares entitled to vote at such meeting in order to constitute a quorum.

Section 6. Organization. The Chief Executive Officer or, in the absence of the Chief Executive Officer, the Chairman of the Board, if there is a Chairman of the Board, shall call all meetings of the shareholders to order, and shall act as chairman of such meetings. In the absence of the Chief Executive Officer and the Chairman of the Board, the members of the Board who are present shall elect a chairman of the meeting.

The Secretary of the Corporation shall act as secretary of all meetings of the shareholders. In the absence of the Secretary, the Chairman of the meeting may appoint any person to act as secretary of the meeting. It shall be the duty of the Secretary of the Corporation to prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of shareholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder.

Section 7. Voting. At any meeting of shareholders, with respect to a matter for which a shareholder is entitled to vote, each such shareholder shall be entitled to one vote for each share it holds, except as otherwise expressly provided by law or in the Articles of Incorporation. Each shareholder may exercise such voting right either in person or by proxy; provided, however, that no proxy shall be valid after the expiration of eleven months from the date such proxy was authorized unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable, subject to applicable Marshall Islands law, if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in the law of the Marshall Islands to support an irrevocable power. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. If a quorum is present, and except as otherwise expressly provided by law or the Articles of Incorporation and except with respect to the election of directors, the affirmative vote of a majority of the votes cast at the meeting shall be the act of the shareholders. Subject to the rights of the holders of any series of preferred shares of the Corporation, directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the shareholders entitled to vote in the election.

Section 8. Voting Procedures and Inspectors. The Corporation may, in advance of any meeting of shareholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability.

The inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at the meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by them; and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

Section 9. Consent of Shareholders in Lieu of Meeting. Any action required or permitted to be taken by the shareholders of the Corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the actions so taken, is signed by all the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote of shareholders, and may be stated as such in any articles or documents filed with a Registrar of Corporations.

The consent shall be delivered to the Corporation by delivery to its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

Section 10. Fixing of Record Date. For the purpose of determining the shareholders entitled to notice of and to vote at any meeting of shareholders, or to express consent to or dissent from any proposal without a meeting, or for any other action (other than an action described in Section 2 of Article VII), the Board may fix a time not more than sixty (60) days nor less than fifteen (15) days before the date of such meeting.

Section 11. Advance Notice of Shareholder Nominees for Director and Other Shareholder Proposals. The matters to be considered and brought before any annual meeting of shareholders of the Corporation, including the nomination and election of directors, shall be limited to only those matters that are brought properly before the meeting in compliance with the procedures set forth in this Section 11 of Article II.

In order to be properly brought before any annual meeting of shareholders, a matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board, (ii) otherwise brought before the annual meeting by or at the direction of the Board, or (iii) brought before the annual meeting in the manner specified in this Section 11 of Article II by a shareholder who holds of record shares of the Corporation entitled to vote at the annual meeting on such matter (including any election of directors), or by a person who holds such shares through a nominee or “street name” holder of record of such shares and can demonstrate to the Corporation such indirect ownership of, and such person’s right to vote, such shares.

Subject to the following sentence, in addition to any other requirements under applicable law, the Articles of Incorporation and these bylaws, persons nominated by shareholders for election as directors of the Corporation, and any other proposals by shareholders, shall be properly brought before an annual meeting of shareholders only if notice of any such matter to be presented by a shareholder at such meeting (a “Shareholder Notice”) is delivered to the Secretary at the principal executive office of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year. The immediately foregoing sentence shall not apply to any person designated as a Board Designee (as hereinafter defined) under Section 2.1(a) of the Investor Rights Agreement, dated November 5, 2013 (as it may be amended, the “Investor Rights Agreement”). “Board Designee” means any designee nominated by WLR Ross & Co. LLC (“WLR”) to serve as a director on the Board, provided, however, that, (i) until the date WLR and the persons signing the Investor Rights Agreement as “Investors” on the signature page thereto (the “WLR Group”) cease to Beneficially Own (as defined therein) at least 937,500 common shares, WLR will be entitled to designate one Board Designee and (ii) until the date the WLR Group ceases to Beneficially Own at least 3,750,000 common shares, WLR will be entitled to designate two Board Designees. If (and only if) an annual meeting of shareholders is not scheduled to be held within a period that commences thirty (30) days before and ends thirty (30) days after such an anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Shareholder Notice may be given in the manner provided in these bylaws by the later of (i) the close of business on the ninetieth (90th) day prior to such Other Meeting Date and (ii) the close of business on the tenth (10th) day following the date on which such Other Meeting Date is first announced by the Corporation.

Except as provided in the second sentence of the immediately preceding paragraph, any shareholder who wishes to nominate a person for election as a director of the Corporation at an annual meeting of shareholders shall deliver, as part of the Shareholder Notice, a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of the Corporation the nominee owns of record and beneficially, as reported to the shareholder by the person, the information regarding the person that would be required to be included in a proxy statement by the rules and regulations of the U.S. Securities and Exchange Commission (assuming such rules and regulations were applicable) for a nominee for election as a director, the person’s signed consent to serve as a director of the Corporation if elected, the shareholder’s name and address, the number and class of all shares of the Corporation that the shareholder owns of record and beneficially and, in the case of a person who holds the shares through a nominee or “street name” holder of record, evidence establishing the person’s indirect ownership of the shares and right to vote the shares for the election of directors at the meeting.

Any shareholder who gives a Shareholder Notice of any matter (other than a nomination for director) proposed to be brought before an annual meeting of shareholders shall deliver, as part of the Shareholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why the shareholder favors the proposal and setting forth the shareholder’s name and address, the number and class of all shares of the Corporation the shareholder owns of record and beneficially, any material interest of such shareholder in the matter proposed (other than as a shareholder), if applicable, and, in the case of a person who holds shares through a nominee or “street name” holder of record, evidence establishing the person’s indirect ownership of the shares and right to vote the shares on the matter proposed at the annual meeting.

As used in these bylaws, shares “beneficially owned” shall mean all shares which a person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the U.S. Securities Exchange Act of 1934, as amended. If a shareholder is entitled to vote only for a specific class or category of directors at an annual or special meeting of shareholders, the shareholder’s right to nominate a person for election as a director at the meeting shall be limited to such class or category of directors.

Notwithstanding any provision of this Section 11 of Article II to the contrary, in the event that the number of directors to be elected to the Board at the next annual meeting of shareholders is increased by virtue of an increase in the size of the Board and either all of the nominees for director at the next annual meeting of shareholders or the size of the increased Board is not announced by the Corporation at least one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting, a Shareholder Notice shall also be considered timely hereunder, but only with respect to nominees to stand for election at the next annual meeting as the result of any new positions created by such increase, if it is delivered to the Secretary at the principal place of business of the Corporation not later than the close of business on the tenth (10th) day following the first day on which all such nominees or the size of the increased Board shall have been announced by the Corporation.

Except as provided in the immediately following sentence, no matter shall be properly brought before a special meeting of shareholders unless the matter shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. In the event the Corporation calls a special meeting of shareholders for the purpose of electing a director to the Board, any shareholder entitled to vote for the election of such director at such meeting may nominate a person for election to such position as is specified in the notice of such meeting, but only if the Shareholder Notice required by this Section 11 of Article II shall be delivered to the Secretary of the Corporation at the principal place of business of the Corporation not later than the close of business on the tenth (10th) day following the first day on which the date of the special meeting and either the names of all nominees proposed by the Board to be elected at such meeting or the number of directors to be elected shall have been announced.

In no event shall the adjournment of an annual meeting or a special meeting of shareholders, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 11, unless the record date is changed.

The chairman of any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting have been duly given in the manner provided in this Section 11 of Article II and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

ARTICLE III

DIRECTORS

Section 1. Number and Term of Office. The affairs, business and property of the Corporation shall be managed by a Board to consist of such number of directors as shall be fixed from time to time by a resolution passed by a majority of the Board, subject to the Articles of Incorporation of the Corporation. Except as otherwise provided by law or in Section 3 of this Article III or the Articles of Incorporation of the Corporation, the directors of the Corporation shall be elected at each annual meeting of shareholders. Except as otherwise provided in Section 1 or Section 3 of this Article III or the Articles of Incorporation of the Corporation, each director shall be elected to serve until the next annual meeting of shareholders and until his or her successor shall have been duly elected and qualified, except in the event of his or her death, resignation, removal or the earlier termination of his or her term of office. No decrease in the number of directors shall shorten the term of any incumbent director. The directors need not be residents of the Marshall Islands or shareholders of the Corporation. Corporations may, to the extent permitted by law, be elected or appointed directors.

Section 2. Removal. Any or all of the directors may be removed in accordance with the provisions set forth in the Articles of Incorporation of the Corporation.

Section 3. Vacancies. Vacancies in the Board occurring by death, resignation, creation of new directorship or for any other reason, including removal of directors for cause, shall be filled in accordance with the provisions set forth in the Articles of Incorporation of the Corporation.

Section 4. Chairman and Vice Chairmen of the Board. The Board may elect a Chairman of the Board from among its members. The Chairman of the Board shall preside at all meetings of the Board and shall have all powers and may perform all duties incident to the office of Chairman of the Board and shall have such other powers and perform such other duties as shall from time to time be assigned by these bylaws or by the Board. The Board also may elect one or more Vice-Chairmen to act in the place of the Chairman upon his or her absence or inability to act.

Section 5. Regular meetings. Regular meetings of the Board may be held at such time and place, within or without the Marshall Islands, as may be determined by resolution of the Board. No notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board.

Section 6. Special meeting. Special meetings of the Board may be called from time to time by the Chairman, the Chief Executive Officer, any officer of the Corporation who is also a director or any two directors. The Chief Executive Officer or the Secretary shall call a special meeting of the Board upon written request directed to either of them by such persons stating the time, place and purpose of such special meeting. Special meetings of the Board shall be held on a date and at such time and at such place, within or without the Marshall Islands, as may be designated in the notice thereof by the officer calling the meeting.

Section 7. Notice of Special Meetings. Notice of the date, time and place of each special meeting of the Board shall be given to each director at least forty-eight (48) hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four (24) hours prior to such meeting. For the purpose of this section, notice shall be deemed to be duly given to a director if given to him or her personally (including by telephone), or if such notice be delivered to such director by mail, telegraph, cablegram, telex, teleprinter, telecopy, electronic mail or other electronic means to his or her last known address. Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice to him or her.

Section 8. Quorum. Subject to the provisions of the Articles of Incorporation of the Corporation, a majority of the directors at the time in office (but, unless the Board shall consist solely of one director, in no case less than one-third thereof), present in person or by proxy or communications equipment, shall constitute a quorum for the transaction of business.

Section 9. Interested Directors. No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, limited liability company, association or other organization in which one or more of its directors or officers are directors or officers, or have a substantial financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if the material facts as to his or her interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or are known to (i) the Board or the committee and the Board or committee approves such contract or transaction by the affirmative votes of a majority of the disinterested directors or, if the votes of the disinterested directors are insufficient to constitute an act of the Board, by a unanimous vote of the disinterested directors, or (ii) the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 10. Voting. Unless otherwise set forth in these bylaws or in the Articles of Incorporation of the Corporation or as required by applicable law, the vote of the majority of the directors, present in person or by proxy or by means of communications equipment, at a meeting at which a quorum is present shall be the act of the directors. Unless otherwise restricted by the Articles of Incorporation or by these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

Section 11. Compensation of Directors and Members of Committees. The Board may from time to time, in its discretion, fix the amounts that shall be payable in cash or in securities to members of the Board and to members of any committee, for attendance at the meetings of the Board or of such committee and for services rendered to the Corporation. Directors shall be reimbursed for their reasonable expenses incurred in attending such meetings or otherwise in performing their duties as directors. No such payment or reimbursement shall preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

COMMITTEES

Section 1. Executive and Other Committees. The Board may, by resolution or resolutions passed by a majority of the entire Board, designate from among its members an executive committee to consist of one or more of the directors of the Corporation, that, to the extent provided in said resolution or resolutions, or in these bylaws, shall have and may exercise, to the extent permitted by law, the powers of the Board in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation, if any, to be affixed to all papers that may require it; provided, however, that no such committee shall have the power or authority to (i) submit to shareholders any action that requires shareholders’ approval by law, (ii) fill a vacancy in the Board or in a committee thereof, (iii) fix compensation of the directors for serving on the Board or any committee of the Board, (iv) amend or repeal any bylaw or adopt any new bylaw, or (v) amend or repeal any resolution of the Board that by its terms shall not be so amenable or repealable. In addition, the Board may designate from among its members other committees to consist of two or more of the directors of the Corporation, each of which shall perform such functions and have such authority and powers as shall be delegated to such committee by said resolution or resolutions or as provided for in these bylaws subject to the prohibitions on the delegation of power and authority set forth in the preceding sentence.

Section 2. Membership and Rules. Members of any Board committee shall hold office for such period as may be prescribed by the vote of the entire Board, subject, however, to removal at any time by the vote of the Board. Vacancies in membership of such committees shall be filled by vote of the entire Board. Committees may adopt their own rules of procedures and may meet at stated times or on such notice as they may determine. Each committee shall keep a record of its proceedings and report the same to the Board when required.

ARTICLE V

OFFICERS

Section 1. Number and Designation. The officers of the Corporation shall include a Chief Executive Officer and a Secretary and may include a President, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers and such other officers, if any, as the Board may deem necessary. Officers may be of any nationality and need not be residents of the Marshall Islands. The officers shall be elected annually by the Board at its first meeting following the annual election of directors, but in the event of the failure of the Board to so elect any officer, such officer may be elected at any subsequent meeting of the Board. The salaries of officers and any other compensation paid to them shall be fixed from time to time by the Board. The Board may at any meeting elect additional officers. Each officer shall hold office at the pleasure of the Board and may hold more than one office. Any officer may be removed by the Board at any time with or without cause. Any vacancy in an office may be filled by the Board.

In addition to the powers and duties of the officers of the Corporation as set forth in these bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board or other officers as permitted by these bylaws.

Section 2. Chief Executive Officer. The Board shall designate one of the officers of the Corporation to be the Chief Executive Officer of the Corporation. Subject to the control of the Board, the Chief Executive Officer shall have general charge and control of all the business and affairs of the Corporation and shall have all powers and shall perform all duties incident to the position of Chief Executive Officer that may be required by law and such other duties as are required by the Board. The Chief Executive Officer shall make reports to the Board and to the shareholders, and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chief Executive Officer shall preside at all meetings of the shareholders and shall have such other powers and perform such other duties as may from time to time be assigned by these bylaws or by the Board.

Section 3. Chief Operating Officer. The Board may designate one of the officers of the Corporation to be the Chief Operating Officer of the Corporation. Subject to the control of the Board and the Chief Executive Officer, the Chief Operating Officer shall have general charge and control of all the operations of the Corporation and shall have all powers and shall perform all duties incident to the position of Chief Operating Officer. The Chief Operating Officer shall act in a general executive capacity and assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The Chief Operating Officer shall perform the duties of the Chief Executive Officer in the absence of the Chief Executive Officer. The Chief Operating Officer shall have such other powers and perform such other duties as may from time to time be assigned by these bylaws or by the Board or the Chief Executive Officer.

Section 4. Chief Financial Officer. The Board may designate one of the officers of the Corporation to be the Chief Financial Officer of the Corporation. Subject to the control of the Board and the Chief Executive Officer, the Chief Financial Officer shall have general charge and control of the financial affairs of the Corporation and shall have all powers and shall perform all duties incident to the position of Chief Financial Officer. The Chief Financial Officer shall act in a general executive capacity and assist the Chief Executive Officer in the administration and operation of the Corporation’s financial affairs. The Chief Financial Officer shall have such other powers and perform such other duties as may from time to time be assigned by these bylaws or by the Board or the Chief Executive Officer.

Section 5. President and Vice Presidents. The Board may elect a President and one or more Vice Presidents of the Corporation. Subject to the control of the Board and the Chief Executive Officer, the President and each Vice President shall have all powers and shall perform all duties incident to their respective offices and shall have such other powers and perform such other duties as may from time to time be assigned by these bylaws or by the Board or the Chief Executive Officer.

Section 6. Secretary. The Board shall elect a Secretary who shall act as Secretary of all meetings of the shareholders and of the Board at which he or she is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and of the corporate seal of the Corporation, if any, and shall be empowered to affix the corporate seal to those documents the execution of which, on behalf of the Corporation under its seal, if any, is duly authorized and when so affixed may attest the same. The Secretary shall also exercise such powers and perform such other duties as may be assigned to him or her by the Board or the President.

Section 7. Treasurer. The Board may elect a Treasurer who shall have general supervision over the care and custody of the funds, securities and other valuable effects of the Corporation and shall deposit the same or cause the same to be deposited in the name of the Corporation in such depositories as the Board may designate, shall disburse the funds of the Corporation as may be ordered by the Board, shall have supervision over the accounts of all receipts and disbursements of the Corporation, and shall, whenever required by the Board, render or cause to be rendered financial statements of the Corporation. The Treasurer shall have the power and perform the duties usually incident to the office of Treasurer, and shall have such powers and perform such other duties as may be assigned to him or her by the Board or President.

Section 8. Other Officers. The Board may elect other officers of the Corporation who may exercise such powers and perform such duties as may be assigned to them by the Board or the Chief Executive Officer.

Section 9. Bond. The Board shall have power to the extent permitted by law to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his or her duties in such form and with such surety as the Board may deem advisable.

ARTICLE VI

CERTIFICATES FOR SHARES

Section 1. Form and Issuance. The shares of the Corporation shall be represented by certificates in form meeting the requirements of law, and not inconsistent with the Articles of Incorporation, and approved by the Board, unless the Board provides, by resolution, that some or all shares of any or all classes or series shall be uncertificated. Certificates shall be signed by the Chairman of the Board, the President or Chief Executive Officer or a Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer. These signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employees.

Section 2. Transfer. The Board shall have the power and authority to make such rules and regulations as it may deem expedient concerning the issuance, registration and transfer of certificates representing the Corporation’s shares, and may appoint transfer agents and registrars thereof.

Section 3. Loss of Share Certificates. The Board may direct a new certificate of shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed, or both.

ARTICLE VII

DIVIDENDS

Section 1. Declaration and Form. Subject to the provisions of the Articles of Incorporation and the Marshall Islands Business Corporation Act, dividends may be declared in conformity with applicable law by, and at the discretion of, the Board. Dividends may be declared and paid in cash, shares or other property of the Corporation.

Section 2. Record Date. The Board may fix a time not exceeding sixty (60) days preceding the date fixed for the payment of any dividend, the making of any distribution or the allotment of any rights, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution or allotment.

ARTICLE VIII

CORPORATE SEAL

Section 1. Form. The seal of the Corporation, if any, shall be circular in form, with the name of the Corporation in the circumference and such other appropriate legend as the Board may from time to time determine.

ARTICLE IX

FISCAL YEAR

Section 1. Fiscal Year. The fiscal year of the Corporation shall be such period of twelve (12) consecutive months as the Board may by resolution designate.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 1. Checks, Notes, Etc. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board, countersigned by such officers of the Corporation and other persons as the Board from time to time shall designate.

Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller and such other officers or persons, if any, as the Board from time to time may designate.

Section 2. Loans. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board. When authorized so to do, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. Such authority may be general or confined to specific instances.

Section 3. Contracts. The Board may authorize any officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, security agreements and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation, if any, thereto. The grant of such authority by the Board or any such officer may be general or confined to specific instances.

Section 4. Waivers of Notice. Whenever any notice whatever is required to be given by law, by the Articles of Incorporation or by these bylaws to any person or persons, a waiver thereof in writing or by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE XI

AMENDMENTS

Section 1. Amendments. These bylaws and any amendment thereof may be altered, amended or repealed, or new bylaws may be adopted, by the Board by vote of not less than a majority of the directors then in office (subject, however, to the power of the shareholders to alter, amend or repeal any bylaws as adopted) or by affirmative vote of a majority of the votes cast at any annual meeting or at any special meeting of shareholders at which quorum is present; provided, in the case of any special meeting of shareholders, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.

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